As filed with the Securities and Exchange Commission on March 4, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

AMERICAN WELL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	7372	20-5009396
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

	75 State Street, 26th Floor Boston, MA 02109
(Address of Principal Executive Offices)

American Well Corporation 2020 Equity Incentive Plan American Well Corporation 2020 Employee Stock Purchase Plan (Full Titles of the Plans)

Ido Schoenberg

Chairman and Chief Executive Officer

American Well Corporation

75 State Street, 26th Floor

Boston, MA 02109

(617) 204-3500

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

With copies to:
Adam Kaminsky Michael Kaplan Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000	Anna Nesterova Deputy General Counsel American Well Corporation 75 State Street, 26th Floor Boston, MA 02109 (617) 204-3500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer, ” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, American Well Corporation (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) to register additional shares of Class A common stock, $0.01 par value per share, of the Registrant (“Class A Common Stock”) for issuance under the 2020 Equity Incentive Plan (the “2020 Plan”) and the 2020 Employee Stock Purchase Plan (“2020 ESPP”). The number of shares of Class A Common Stock available for issuance under the 2020 Plan is subject to an annual increase on the first day of each calendar year beginning on January 1, 2021 and ending on (and including) January 1, 2029 by an amount equal to the lesser of (i) five percent (5%) of the number of shares of all classes of the Registrant’s common stock outstanding on the last day of the immediately preceding fiscal year and (ii) such smaller number of shares of all classes of the Registrant’s common stock as determined by the Registrant’s Board of Directors (the “Board”) (the “2020 Plan Evergreen Provision”). The number of shares of Class A Common Stock available for issuance under the 2020 ESPP is subject to an annual increase on the first day of each calendar year beginning on January 1, 2021 and ending on (and including) January 1, 2029 by an amount equal to the least of (i) one percent (1%) of the number of shares of Class A Common Stock outstanding as of the date on which the registration statement covering the initial public offering of Class A Common Stock was declared effective by the Commission, (ii) one percent (1%) of number of shares of all classes of the Registrant’s common stock outstanding on the final day of the immediately preceding calendar year or (iii) such smaller number of shares of Class A Common Stock as determined by the Board (the “ESPP Evergreen Provision”). On January 1, 2026, the number of shares of Class A Common Stock available for issuance pursuant to the 2020 Plan Evergreen Provision and the ESPP Evergreen Provision increased by 821,504 and 99,082 shares, respectively (the “2025 Evergreen Shares”). This Registration Statement registers the 2025 Evergreen Shares.

This Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 filed with the Commission on September 18, 2020 (File No. 333-248894), on June 24, 2022 (File No. 333-265834), on October 6, 2023 (File No. 333-274896), on February 16, 2024 (File No. 333-277153), and on February 28, 2025 (File No. 333-285449), to the extent not superseded hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed by the Registrant with the Commission on February 12, 2026, which contains the Company’s audited financial statements for the latest fiscal year for which such statements have been filed;

(b)	The Registrant’s Current Reports on Form 8-K, filed by the Registrant with the Commission on January 2, 2026 and January 8, 2026; and

(c)	The description of the Registrant’s securities included in Exhibit 4.7 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than documents or any information therein deemed to have been furnished and not filed in accordance with rules of the Commission), prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

Exhibit Number
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, No. 333-248309, filed on September 8, 2020)
4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K, No. 001-39515, filed on July 15, 2024)
4.3	Bylaws (incorporated by reference to Exhibit 3.2 of the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, No. 333-248309, filed on September 8, 2020)
4.4	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1, No. 333-248309, filed on August 24, 2020)
4.5	Second Amended and Restated Investors’ Rights Agreement, dated October 8, 2010, as amended on November 1, 2016, May 29, 2018 and September 5, 2019 (incorporated by reference to Exhibits 4.2, 4.3, 4.4 and 4.5 of the Registrant’s Registration Statement on Form S-1, No. 333-248309, filed on August 24, 2020) and Amendment No. 5 and Joinder to Second Amended and Restated Investors’ Right Agreement, dated September 21, 2020 (incorporated by reference to Exhibit 10.1 of the Registrations Current Report on Form 8-K, No. 001-39515, filed on September 22, 2020)

Exhibit Number
5.1*	Opinion of Davis Polk & Wardwell LLP
23.1*	Consent of PricewaterhouseCoopers LLP
23.2*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1*	Powers of Attorney (included on signature page)
99.1	2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 of the Registrant’s Registration Statement on Form S-1, No. 333-248309, filed on August 24, 2020)
99.3	2020 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.23 of the Registrant’s Registration Statement on Form S-1, No. 333-248309, filed on August 24, 2020)
107*	Filing Fee Table

___________

*       Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant, American Well Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 4th day of March, 2026.

AMERICAN WELL CORPORATION
By:	/s/ Ido Schoenberg
	Name:	Ido Schoenberg
	Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Ido Schoenberg, Roy Schoenberg and Anna Nesterova, and each of them, as his or her true and lawful attorney-in-fact and agents, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable American Well Corporation to comply with the Securities Act, and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Ido Schoenberg Ido Schoenberg, MD	Chairman and Chief Executive Officer (Principal Executive Officer and Director)	March 4, 2026

/s/ Mark Hirschhorn Mark Hirschhorn	Chief Financial Officer (Principal Financial Officer)	March 4, 2026

/s/ Paul McNeice Paul McNeice	Chief Accounting Officer (Principal Accounting Officer)	March 4, 2026

/s/ Roy Schoenberg Roy Schoenberg, MD, MPH	Director	March 4, 2026
	Director	March 4, 2026
Rivka Goldwasser

/s/ Stephen Schlegel Stephen Schlegel	Director	March 4, 2026

/s/ Peter Slavin Dr. Peter Slavin	Director	March 4, 2026
/s/ Derek Ross
Derek Ross	Director	March 4, 2026

/s/ Toby Cosgrove Dr. Toby Cosgrove	Director	March 4, 2026

/s/ Rob Webb Rob Webb	Director	March 4, 2026
/s/ Deborah Jackson Deborah Jackson	Director	March 4, 2026